UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2014
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 26, 2014, Materion Corporation (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2013.
In that press release, the Company also announced that it will restate the financial statements included in its Forms 10-Q for the quarterly periods ended June 28, 2013 and September 27, 2013 and the year-to-date financial information in its Forms 10-Q for the quarterly periods ended June 28 and September 27, 2013 to correct its accounting for an error that impacted the recording of the results of the Company’s regular quarterly physical inventory count, as further discussed in Item 4.02
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
During the Company’s year-end review and evaluation of its fourth quarter precious metal physical inventory results, an error in the utilization of a new system report during the physical inventory count reconciliation process was identified. This error occurred in the recording of the results of the Company’s regular quarterly physical inventory count during the second and third quarters of 2013 and had gone undetected by the Company’s review processes.
The Company’s review and evaluation of its physical inventory reconciliation process and related errors resulted in the Company’s management recommending to the Audit Committee of the Board of Directors (the “Audit Committee”) that the Company’s previously reported quarterly financial results for the second and third quarters of 2013 and the year-to-date financial results for the second and third quarters of 2013 be restated. The Audit Committee, after consultation with Company management, the full Board and with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, approved this recommendation on February 24, 2014, and concluded that the Company’s previously filed financial statements for the three and six months ended June 28, 2013 and the three and nine months ended September 27, 2013 should no longer be relied upon.
The Company is currently reviewing the impact of the error on its previously reported results, including consulting with EY. The Company believes that the net impact of the error understated the Company’s book-to-physical adjustment and therefore understated costs of sales by approximately $7.5 million for the nine months ended September 27, 2013. The Company believes that the net impact of the error understated cost of sales by approximately $6.8 million for the three months ended June 28, 2013 and by approximately $0.7 million for the three months ended September 27, 2013, which impacted the six and nine month year-to-date results accordingly. Because the Company is still in the process of reviewing the impact of this error, these amounts are estimates and are subject to potential revision as the Company continues its review.
The Company intends to file amendments to its Quarterly Reports on Form 10-Q for the quarterly periods ended June 28, 2013 and September 27, 2013 as soon as practicable to address the matters discussed herein, which will include the final amounts associated with the understated cost of sales.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit
99.1	Materion Corporation press release, dated February 26, 2014

The press release issued February 26, 2014 is furnished herewith as Exhibit No. 99.1 to this report, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

February 26, 2014	By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Materion Corporation press release, dated February 26, 2014